UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 23, 2026

SARATOGA INVESTMENT CORP.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00732	20-8700615
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Madison Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 906-7800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SAR	The New York Stock Exchange
6.00% Notes due 2027	SAT	The New York Stock Exchange
8.00% Notes due 2027	SAJ	The New York Stock Exchange
8.125% Notes due 2027	SAY	The New York Stock Exchange
8.50% Notes Due 2027	SAZ	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

In connection with the issuance and sale of the 7.25% Senior Unsecured Notes due May 1, 2030 (the “Notes” and the issuance and sale of the Notes, the “Offering”) of Saratoga Investment Corp. (the “Company”), the Company entered into a Registration Rights Agreement, dated as of January 23, 2026 (the “Registration Rights Agreement”), with the institutional purchaser in the Offering (the “Purchaser”). Pursuant to the Registration Rights Agreement, the Company is obligated to file with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act of 1933, as amended (the “Securities Act”), with terms substantially identical to those of the Notes (except for provisions relating to transfer restrictions and payment of additional interest) and to use its commercially reasonable efforts to consummate such exchange offer on the earliest practicable date after the registration statement has been declared effective but in no event later than 365 days after the initial issuance of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, the Company will be required to pay additional interest to the holder of the Notes.

The description above is only a summary of the material provisions of the Registration Rights Agreement and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as an exhibit hereto and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information contained in Items 1.01 and 8.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 8.01	Other Events.

On January 23, 2026, the Company entered into a Note Purchase Agreement (the “Note Purchase Agreement”) with the Purchaser, which Note Purchase Agreement relates to the Company’s sale of $50,000,000 aggregate principal amount of the Notes to the Purchaser in a private placement in reliance on Section 4(a)(2) of the Securities Act. The Company is relying upon this exemption from registration based in part on representations made by the Purchaser. The Note Purchase Agreement also includes customary representations, warranties and covenants by the Company. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The Notes will mature on May 1, 2030 and may be redeemed in whole or in part at the Company’s option at any time prior to January 23, 2028 at par plus a “make-whole” premium, and thereafter at par. The Notes bear interest at a rate of 7.25% per year payable semi-annually on May 1 and November 1 of each year, commencing on May 1, 2026. The Notes are the Company’s direct unsecured obligations and rank: pari passu with the Company’s other outstanding and future unsecured, unsubordinated indebtedness; senior to any of the Company’s future indebtedness that expressly provides it is subordinated to the Notes; effectively subordinated to all of the Company’s existing and future secured indebtedness (including indebtedness that is initially unsecured in respect of which the Company has granted or subsequently grants security), to the extent of the value of the assets securing such indebtedness; and structurally subordinated to all existing and future indebtedness and other obligations of any of the Company’s subsidiaries.

The closing of the private placement occurred on January 23, 2026. The net proceeds from the sale of the Notes were approximately $48.5 million, based on an offering price of 99.117% per Note, after deducting the placement agent fee and estimated offering expenses of approximately $1.5 million, each payable by the Company. The Company intends to use the net proceeds to redeem the Company’s outstanding 4.375% Notes due 2026 and for general corporate purposes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Registration Rights Agreement, dated as of January 23, 2026, by and between Saratoga Investment Corp. and the institutional purchaser party thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SARATOGA INVESTMENT CORP.

Date: January 27, 2026	By:	/s/ Henri J. Steenkamp
	Name:	Henri J. Steenkamp
	Title:	Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary

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